[GRAPHIC OMITTED] Unisource Energy
                  NEWS

FOR IMMEDIATE RELEASE                                                May 5, 2005
Media Contact: Joe Salkowski, (520) 884-3625                         Page 1 of 5
Financial Analyst Contact: Jo Smith, (520) 884-3650

            UNISOURCE ENERGY REPORTS FIRST QUARTER EARNINGS FOR 2005

TUCSON, ARIZ. - UniSource Energy Corporation (NYSE: UNS) today reported a loss for the first quarter of 2005 of $3.8 million, or $0.11 per basic share of common stock. In the first quarter of 2004, UniSource Energy reported earnings of $6.4 million, or $0.19 per basic share of common stock.

Mild winter weather and a lengthy scheduled outage at a key generating unit of Tucson Electric Power Company (TEP), UniSource Energy's principal subsidiary, contributed substantially to the loss.

"We've traditionally reported a loss in the first quarter while making up the difference in the hot summer months," said James S. Pignatelli, Chairman, President and Chief Executive Officer of UniSource Energy. "This year, though, the extended outage made for an unusually challenging quarter."

One of two 380-MW units at TEP's Springerville Generating Station (SGS) was out of service for nearly six weeks during the first quarter of 2005 to allow the installation of updated emissions control equipment. The outage at SGS Unit 2 required TEP to purchase replacement power to serve its retail customers and reduced TEP's wholesale sales opportunities.

"Although this outage affected our short term results, the operational improvements to SGS Unit 2 and similar upgrades made last year to SGS Unit 1 represent a valuable investment in TEP's long-term performance," Pignatelli said.

Tri-State Generation and Transmission Association (Tri-State) paid for the improvements as part of the ongoing construction of SGS Unit 3, a 400-MW coal fired generator expected to be operational in the third quarter of 2006. Tri-State will lease the completed unit from a financial owner and control its output, while TEP will operate the unit and purchase up to 100 MW of its output for up to five years.

Weather during the first quarter of 2005 was milder in areas served by TEP and UniSource Energy Services (UES), which provides gas and electric service in northern and southern Arizona. UNS Gas, Inc. and UNS Electric, Inc., operating subsidiaries of UES, each produced similar earnings to last year. A five-percent increase in UES customers was offset by reduced overall energy demand in the service territory.

UniSource Energy's interest expense decreased by $2.8 million compared with the first quarter of 2004 due in part to lower balances on long-term debt and capital lease obligations, as well as lower rates under TEP's credit facility.

Millennium Energy Holdings (MEH), which oversees UniSource Energy's unregulated energy investments, reported a $2.4 million loss in the first quarter of 2005 compared with earnings of $2.1 million in the same period last year. Results from the first quarter of 2004 included an after-tax gain of $3 million related to its investment in Haddington Energy Partners II, LP, a limited partnership that funds energy-related investments.

TUCSON ELECTRIC POWER COMPANY

TEP reported a loss of $4.7 million, or $0.14 per basic UniSource Energy share, during the first quarter of 2005, compared with earnings of $0.8 million, or $0.02 per share, during the same period last year. The difference stems from a $12 million year-over-year decrease in TEP's gross margin (total operating revenues less fuel and purchased power expense) due to mild weather and the outage at SGS Unit 2.

Total revenues from kWh sales to retail customers decreased by $3 million, or 2 percent, from the same period last year. Heating degree days in TEP's service territory declined 12 percent from the same period last year and were 3 percent lower than the 10-year average. Lower retail demand was partly offset by a 5 percent increase in industrial energy usage and a 14 percent increase in kWh sales to mining customers. TEP's retail customer base expanded to 378,014 in the first quarter, a 2.3 percent increase from the first quarter of 2004.

TEP's wholesale sales revenues decreased $2.5 million, or 7 percent, in the first quarter of 2005 due largely to the outage at SGS Unit 2. The outage, which extended from Feb. 19 through Apr. 2, also required TEP to increase its market power purchases and make greater use of its gas-fired generators to serve the needs of its retail customers. Purchased power costs increased $6.6 million over the same period last year.

Other factors affecting TEP's first quarter earnings include a $0.9 million increase in Transition Recovery Asset (TRA) amortization, a $3.4 million reduction in interest expense and a $2.2 million tax benefit resulting from TEP's pre-tax losses.

UNS GAS

UNS Gas, an operating subsidiary of UES, reported net income of $4.1 million, or $0.12 per basic UniSource Energy share, compared with net income of $4.4 million, or $0.13 per basic UniSource Energy share in the same period last year.

First quarter retail therm sales declined by 3 percent compared with the same period last year due to mild winter weather in northern Arizona. Retail revenues fell $1 million, or 2 percent, in the first quarter despite a customer base that grew 5 percent to 135,652.

UNS ELECTRIC

UNS Electric, another UES operating subsidiary, reported net income of $0.5 million, or $0.01 per basic UniSource Energy share, matching first quarter results from last year.

Retail kWh sales and revenues held steady due to mild winter weather despite a growing customer base that reached 86,478 by the end of the first quarter - a 5 percent increase over the same period last year.

QUARTERLY REPORTED BASIC EARNINGS PER SHARE SUMMARY

(Millions)                                                1ST QUARTER
NET INCOME (LOSS)                                       2005       2004
------------------------------------------------------------------------
Tucson Electric Power                                  ($4.7)      $0.8
UNS Gas                                                  4.1        4.4
UNS Electric                                             0.5        0.5
Global Solar                                            (1.5)      (0.9)
Other (1)                                               (2.2)       1.6
------------------------------------------------------------------------
UniSource Energy Consolidated                          ($3.8)      $6.4
========================================================================

                                                          1ST QUARTER
PER UNISOURCE ENERGY SHARE                              2005       2004
------------------------------------------------------------------------
Tucson Electric Power                                 ($0.14)     $0.02
UNS Gas                                                 0.12       0.13
UNS Electric                                            0.01       0.01
Global Solar                                           (0.04)     (0.03)
Other (1)                                              (0.06)      0.06
------------------------------------------------------------------------
UniSource Energy Consolidated                         ($0.11)     $0.19
========================================================================

Average Basic Shares Outstanding (millions)             34.6       34.2

(1) Includes: for 2005, interest expense on the convertible notes issued by UniSource Energy; interest expense on the note payable from UniSource Energy to TEP; for 2004, costs associated with the proposed acquisition of UniSource Energy by Saguaro Utility; UniSource Energy parent company expenses; income and losses from other Millennium investments; and for 2004, income and losses from UED.

UniSource Energy believes that the presentation of TEP, UNS Gas, UNS Electric, Global Solar, and Other segment net income or loss on a per basic UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

EARNINGS OUTLOOK

UniSource Energy's management reaffirms its estimate that 2005 full year earnings will be between $1.50 and $1.75 per basic share.

Numerous factors can affect UniSource Energy's ability to reach the 2005 estimates. The factors include, but are not limited to: uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; changes in accounting standards; and the amount of research, development and operating expenses incurred by UniSource Energy's unregulated energy technology investments.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

FIRST QUARTER 2005 EARNINGS DISCUSSION

UniSource Energy officials will discuss the company's first quarter earnings during a conference call on Thursday May 5 at 2:00 p.m. EDT that will be available live on the Internet. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin Larson, Vice President and Chief Financial Officer, will host the call.

Telephone Access
----------------
To listen to the live conference call, dial (877) 582-0446 five to 10 minutes prior to the event and reference confirmation code 5959422. A telephone replay will be available for seven days starting May 5. To listen to the replay, dial
(800) 642-1687 and reference confirmation code 5959422.

Internet Access
---------------
A live audio-only webcast of the conference call is available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

UniSource Energy's primary subsidiaries include Tucson Electric Power Co., which serves more than 375,000 customers in southern Arizona; UniSource Energy Services, provider of natural gas and electric service for more than 218,000 customers in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; changes in accounting standards; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2005 RESULTS

UNISOURCE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                      Three Months Ended        INCREASE/(DECREASE)
(in thousands of dollars, except per share amounts)                   March 31,          ---------------------
(UNAUDITED)                                                       2005         2004        AMOUNT      PERCENT
--------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
  Electric Retail Sales                                        $ 171,590    $ 174,363    $  (2,773)     (1.6)
  Electric Wholesale Sales                                        39,180       41,700       (2,520)     (6.0)
  Gas Revenue                                                     46,549       48,801       (2,252)     (4.6)
  Other Revenues                                                   3,610        5,220       (1,610)    (30.8)
-------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING REVENUES                                     260,929      270,084       (9,155)     (3.4)
-------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Fuel                                                            47,291       47,449         (158)     (0.3)
  Purchased Energy                                                64,407       59,502        4,905       8.2
  Other Operations and Maintenance                                61,492       63,579       (2,087)     (3.3)
  Depreciation and Amortization                                   34,824       35,136         (312)     (0.9)
  Amortization of Transition Recovery Asset                        9,487        8,597          890      10.4
  Taxes Other Than Income Taxes                                   13,499       13,111          388       3.0
-------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                                     231,000      227,374        3,626       1.6
-------------------------------------------------------------------------------------------------------------
      OPERATING INCOME                                            29,929       42,710      (12,781)    (29.9)
-------------------------------------------------------------------------------------------------------------
OTHER INCOME (DEDUCTIONS)
  Interest Income                                                  4,961        4,869           92       1.9
  Other Income                                                     2,261        8,715       (6,454)    (74.1)
  Other Expense                                                   (2,351)      (1,016)      (1,335)      N/M
-------------------------------------------------------------------------------------------------------------
    TOTAL OTHER INCOME (DEDUCTIONS)                                4,871       12,568       (7,697)    (61.2)
-------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
  Long-Term Debt                                                  20,352       23,118       (2,766)    (12.0)
  Interest on Capital Leases                                      19,746       20,044         (298)     (1.5)
  Other Interest Expense, Net of Amounts Capitalized                  11         (214)         225       N/M
-------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                                        40,109       42,948       (2,839)     (6.6)
-------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                                 (5,309)      12,330      (17,639)      N/M
  Income Tax Expense (Benefit)                                    (1,526)       5,909       (7,435)      N/M
-------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                              $  (3,783)   $   6,421    $ (10,204)      N/M
=============================================================================================================
WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING (000)         34,635       34,185          450       1.3
=============================================================================================================
BASIC EARNINGS (LOSS) PER SHARE                                   $(0.11)       $0.19       $(0.30)      N/M
=============================================================================================================
DILUTED EARNINGS (LOSS) PER SHARE                                 $(0.11)       $0.18       $(0.29)      N/M
=============================================================================================================
DIVIDENDS PAID PER SHARE                                           $0.19        $0.16        $0.03      18.8
=============================================================================================================

                                                                 Three Months Ended        INCREASE/(DECREASE)
TUCSON ELECTRIC POWER                                                 March 31,          ---------------------
ELECTRIC MWH SALES (000):                                         2005         2004        AMOUNT      PERCENT
-------------------------------------------------------------------------------------------------------------
  Retail Sales                                                 1,776,401    1,808,747      (32,346)     (1.8)
  Wholesale Sales                                                761,978      889,290     (127,312)    (14.3)
-------------------------------------------------------------------------------------------------------------
    TOTAL                                                      2,538,379    2,698,037     (159,658)     (5.9)
=============================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.